Exhibit 99.11

TIME WARNER CABLE INC.

Consent in Lieu of a Meeting
of the Stockholders

The undersigned, a wholly owned subsidiary of Time Warner Inc., a Delaware corporation (“Time Warner”), being the holder of a majority of the Class A common stock of Time Warner Cable Inc., a Delaware corporation (the “Corporation”), and all of the Class B common stock of the Corporation, representing a majority of the combined voting power, hereby adopts and approves the following resolutions by written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”):

WHEREAS, pursuant to the Separation Agreement, dated as of May 20, 2008 (the “Separation Agreement”), among the Corporation, Time Warner and certain subsidiaries of the Corporation and Time Warner, following the satisfaction of certain conditions, the Corporation will file with the Secretary of State of the State of Delaware the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”), pursuant to which, among other things, each outstanding share of Class A common stock of the Corporation and Class B common stock of the Corporation will automatically be converted into one share of common stock of the Corporation, par value $0.01 per share (the “TWC Common Stock”) (the “Recapitalization”);

WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) has determined that it is advisable and in the best interests of the Corporation and its stockholders to, at the discretion of the Board of Directors and subject to the resolutions set forth below, effect a reverse stock split (the “Reverse Stock Split”) whereby, at the discretion of the Board of Directors, each two (2) or three (3) shares of TWC Common Stock, either issued and outstanding or held by the Corporation as treasury stock, shall be reclassified and changed into one (1) fully-paid and nonassessable share of TWC Common Stock (the “1-for-2 Reverse Stock Split” and “1-for-3 Reverse Stock Split,” respectively);

WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the Corporation and its stockholders to, in the event the Board of Directors determines to effect the 1-for-2 Reverse Stock Split or the 1-for-3 Reverse Stock Split, proportionately reduce the number of shares of authorized TWC Common Stock;

WHEREAS, the Board of Directors has determined that it is advisable and in the best interests of the Corporation and its stockholders that, if a Reverse Stock Split is declared and effectuated, no fractional shares be issued to any holder of TWC Common Stock in connection with such Reverse Stock Split, and that, instead of issuing fractional shares, the Corporation will pay to each registered stockholder, a cash payment (without interest or deduction) in lieu of such fractional shares equal to the fraction of shares to which the stockholder would otherwise be entitled, multiplied by the volume weighted average price of TWC Common Stock as reported on the New York Stock Exchange Composite Tape on the effective date of the Reverse Stock Split;

WHEREAS, the Board of Directors has deemed it advisable and in the best interests of the Corporation and its stockholders that, at the discretion of the Board of Directors, the Corporation amend its Charter to effect the Reverse Stock Split and the Authorized TWC Common Stock Reduction (as defined below) by filing an amendment with the Secretary of State of the State of Delaware in the form of (a) Appendix A hereto in the event the Board of Directors determines to effect the 1-for-2 Reverse Stock Split; or (b) Appendix B hereto in the event the Board of Directors determines to effect the 1-for-3 Reverse Stock Split (each such amendment a “Proposed Charter Amendment”) and has recommended that the stockholders of the Corporation adopt each Proposed Charter Amendment at a meeting of the stockholders or by a written consent in lieu of a meeting and has submitted each Proposed Charter Amendment to the stockholders of the Corporation for their required consent under the DGCL;

WHEREAS, pursuant to Section 242(c) of the DGCL, at any time prior to the effectiveness of the filing of any Proposed Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding the authorization of each Proposed Charter Amendment by the undersigned, the Board of Directors may abandon either or both of the Proposed Charter Amendments without further action by the stockholders of the Corporation;

WHEREAS, the Corporation shall in no event file more than one Proposed Charter Amendment with the Secretary of State of the State of Delaware; and

WHEREAS, the undersigned desires that Corporation shall effect the Reverse Stock Split either (i) on the date of and following the Recapitalization, but prior to the effective time of the record date for the Distribution (as defined in the Separation Agreement) or (ii) during the period that begins ten days after the date on which Time Warner commences the distribution of its interest in the Corporation to Time Warner’s stockholders and ends six months after the date of the Recapitalization.

NOW THEREFORE, IT IS:

RESOLVED, that the undersigned stockholder hereby consents to, authorizes and approves (x) the 1-for-2 Reverse Stock Split or 1-for-3 Reverse Stock Split (as determined by the Board of Directors) and (y) a corresponding reduction in the number of shares of authorized TWC Common Stock to, in the case of a 1-for-2 Reverse Stock Split, 12,500,000,000 shares and, in the case of a 1-for-3 Reverse Stock Split, 8,333,333,333 shares (the “Authorized TWC Common Stock Reduction”) and hereby approves each Proposed Charter Amendment, and the Corporation hereby is authorized and empowered to perform its obligations related to the Reverse Stock Split, the Authorized TWC Common Stock Reduction and the Proposed Charter Amendment that is actually filed by the Board of Directors with the Secretary of State of the State of Delaware, if any; provided that in no event shall the Corporation file more than one Proposed Charter Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split may only be effected either (i) on the date of and following the Recapitalization, but prior to the effective time of the record date for the Distribution (as defined in the Separation Agreement) or (ii) during the period that begins ten days after the date on which Time Warner commences the distribution of its interest in the Corporation to Time Warner’s stockholders and ends six months after the date of the Recapitalization.; and it is further

RESOLVED, that pursuant to Section 242(c) of the DGCL, at any time prior to the effectiveness of the filing of any Proposed Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding the authorization of each Proposed Charter Amendment by the undersigned, the Board of Directors may abandon any or all of the Proposed Charter Amendments without further action by the stockholders of the Corporation.

IN WITNESS WHEREOF, the undersigned have executed this consent this 10th day of February, 2009.

WARNER COMMUNICATIONS INC.
By:	/s/ Brenda C. Karickhoff
Name: Brenda C. Karickhoff
Title: Senior Vice President

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF TIME WARNER CABLE INC.

Time Warner Cable Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.           The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Section 1 of Article IV thereof and inserting the following in lieu thereof:

“Section 1.         Authorized Capital.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 13,500,000,000 shares, consisting of (1) 1,000,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and (2) 12,500,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).”

2.           The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following at the end of Section 6 of Article IV thereof:

“Upon the filing and effectiveness pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, each two shares of Common Stock, par value $0.01 per share, issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock, par value $0.01 per share, of the Corporation.  No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall, upon due surrender of any certificate previously representing a fractional share, be entitled to receive cash for such holder’s fractional share based upon the volume weighted average price of the Common Stock as reported on the New York Stock Exchange Composite Tape on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

3.           The foregoing amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and shall become effective as of _________, Eastern time, on the date this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware.

A-1

IN WITNESS WHEREOF, Time Warner Cable Inc. has caused this Certificate of Amendment to be executed by a duly authorized officer on this day of _______, 2009.

TIME WARNER CABLE INC.
By:
Name:
Title:

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF TIME WARNER CABLE INC.

Time Warner Cable Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.           The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Section 1 of Article IV thereof and inserting the following in lieu thereof:

“Section 1.         Authorized Capital.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 9,333,333,333 shares, consisting of (1) 1,000,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and (2) 8,333,333,333 shares of Common Stock, par value $0.01 per share (the “Common Stock”).”

2.           The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following at the end of Section 6 of Article IV thereof:

“Upon the filing and effectiveness pursuant to the DGCL of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, each three shares of Common Stock, par value $0.01 per share, issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock, par value $0.01 per share, of the Corporation.  No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall, upon due surrender of any certificate previously representing a fractional share, be entitled to receive cash for such holder’s fractional share based upon the volume weighted average price of the Common Stock as reported on the New York Stock Exchange Composite Tape on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.”

3.           The foregoing amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and shall become effective as of _________, Eastern time, on the date this

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware.

B-1

IN WITNESS WHEREOF, Time Warner Cable Inc. has caused this Certificate of Amendment to be executed by a duly authorized officer on this day of ________, 2009.

TIME WARNER CABLE INC.
By:
Name:
Title:

 B-2